EXHIBIT 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors and Media: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com

Symmetry Medical Reports Preliminary Third Quarter 2013 Revenue of $98 Million

Full Third Quarter Financial Results and Updated Guidance to be Provided on Thursday, October 31, 2013

WARSAW, Ind., October 17, 2013 - Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, reported preliminary third quarter 2013 revenue of approximately $98 million. The Company will report full third quarter 2013 financial results and provide updated financial guidance on Thursday, October 31, 2013.

Symmetry’s third quarter 2013 OEM Solutions segment revenue was impacted by the previously announced fire at its Sheffield, U.K. manufacturing plant in September 2013; operational issues at its subsidiary, Clamonta Ltd., which services the Aerospace industry; and lower than anticipated volume in the Instrument segment. Symmetry Surgical segment revenue, while stable sequentially and year over year in the U.S., was impacted by a slower than anticipated return to growth following market share disruptions associated with the 2012 integration of the Codman surgical instruments business. In addition to revenue softness, third quarter profitability was further impacted by OEM Solutions gross margin pressures. As a result of these unexpected developments, earnings per share could be negatively impacted by $0.08 to $0.11 for the third quarter 2013 and a comparable amount in the fourth quarter 2013.

The company is reviewing goodwill and intangibles on its balance sheet for possible impairment, which would impact the Company’s GAAP earnings per share in the third quarter 2013. Accordingly, the Company is not providing updated financial guidance until it reports its full third quarter 2013 financial results on October 31, 2013.

Thomas J. Sullivan, President and Chief Executive Officer of Symmetry Medical, stated, “We are disappointed with our third quarter results, which were impacted by several unexpected factors and revenue weakness. We remain grateful that no one was injured during the fire at our Sheffield, U.K. facility and are thankful for the efforts of our teammates to construct temporary facilities which will begin operation this month. Given our preliminary third quarter results, we plan to update our financial guidance when we report our full financial results for the third quarter at the end of month.”

Third Quarter 2013 Results Press Release and Conference Call

Symmetry Medical will report full third quarter 2013 financial results and provide updated financial guidance on Thursday, October 31, 2013. The Company will host a conference call to discuss the third quarter 2013 financial results at 8:00 a.m. ET on October 31, 2013. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. The dial-in numbers are (866) 813-5647 for domestic callers and (847) 619-6249 for international. The confirmation number for both is 35873683 (please reference “Symmetry Medical” as the Company). After the live webcast, the call will remain available on Symmetry Medical’s website through January 31, 2014. In addition, a telephonic replay of the call will be available until November 30, 2013. The replay numbers are (888) 843-7419 for domestic callers and (630) 652-3042 for international callers. Please use passcode 3587 3683#.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

Forward-Looking Statements

Statements in the press release regarding Symmetry Medical Inc.'s business which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov.

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